UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 5, 2009 (October 1, 2009)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS

On October 1, 2009, the board of directors of Spectrum Brands, Inc. (the “Company”) appointed Eugene I. Davis to the audit committee and removed him from the nominating and corporate governance committee and appointed Kenneth C. Ambrecht to the nominating and corporate governance committee and removed him from the audit committee.

Also on October 1, 2009, Mr. Davis, Mr. Ambrecht and Norman S. Matthews were appointed the chairs of the audit committee, the compensation committee and the nominating and corporate governance committee, respectively.

DIRECTOR COMPENSATION PLAN

On October 1, 2009, the compensation committee approved the following compensation package for the Company's non-employee directors:

•	an annual retainer of $70,000 in cash and restricted Company common stock to be granted under the Company's 2009 Incentive Plan with a value at grant of $70,000;

•	an additional annual cash retainer of $10,000 for each of the respective chairs of the compensation committee and the nominating and corporate governance committee; and

•	an additional annual cash retainer of $20,000 for the chair of the audit committee.

A pro rata portion of the cash portion of the retainer is to be paid quarterly.  In addition, the directors will receive prorated amounts under the plan for their service from August 28, 2009 to September 30, 2009.  Restricted stock to be granted under the plan will vest one-year from the grant date.

The Company will not pay meeting attendance fees to its directors.

DESCRIPTION OF THE COMMON STOCK

In its Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on August 31, 2009, the Company disclosed that the Company and its United States subsidiaries had emerged from reorganization proceedings pursuant to their Joint Plan of Reorganization, as amended by the first modification and the second modification (the amended plan as so confirmed, the “Plan”) on August 28, 2009 (the “Effective Date”).

On the Effective Date, by operation of the Plan, the Company’s old common stock and other equity interests existing immediately prior to the Effective Date (the “Old Equity”) were cancelled and the Company issued new shares of common stock, par value $0.01 per share (the “Common Stock”).

The following is a description of the Common Stock for purposes of incorporation by reference into certain registration statements filed by the Company with respect to the Common Stock.

The following description of the Common Stock and provisions of the Company’s Certificate of Incorporation and By-laws, each of which are in effect as of October 2, 2009, are summaries thereof and are qualified by reference to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and By-laws (the “By-laws”), copies of which have been previously filed with the SEC as exhibits to the Company’s Current Report on Form 8-K on August 31, 2009.

General

Pursuant to the Plan, as of the Effective Date, all of the Old Equity was cancelled and deemed extinguished.  In accordance with the Plan, the Company converted from a Wisconsin corporation into a Delaware corporation and adopted the Certificate of Incorporation and By-laws.  The Certificate of Incorporation authorizes the Company to issue up to 150,000,000 shares of Common Stock.  On October 2, 2009, there were outstanding 30,000,000 shares of the Common Stock and all of such shares were in uncertificated form.  The Company’s Certificate of Incorporation does not authorize the issuance of any preferred stock.

As a result of the reorganization, pursuant to Section 1123(a)(6) of the United States Bankruptcy Code, the Company is prohibited from issuing any non-voting equity securities (other than any warrants or options to purchase the Company’s capital stock) for so long as Section 1123 of the United States Bankruptcy Code is in effect and applicable to the Company.  This restriction on the issuance of non-voting equity securities is included in the Certificate of Incorporation.

Dividend Rights

Subject to preferences, if any, that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends, out of assets legally available, sharing equally in all such dividends on a per share basis, at the times and in the amounts that the Company’s board of directors may determine from time to time.

Voting Rights

Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Pursuant to the Certificate of Incorporation, actions required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders or by any consent in writing in lieu of a meeting of the stockholders.  The Certificate of Incorporation provides for cumulative voting rights in the election of directors.

Right to Receive Liquidation Distributions

Upon the Company’s liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to share equally in all of the Company’s assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Registration Rights

The Company has entered into a registration rights agreement with each certain significant stockholders which, among other things, provide for specified registration and other rights relating to the shares of Common Stock, if any, owned by such stockholders.  The respective terms of the registration rights agreements have been filed as Exhibits 4.2 and 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2009 and are incorporated herein by reference.

Other Provisions of the Certificate of Incorporation and the By-laws Purchase Rights of Eligible Stockholders

Under the Certificate of Incorporation, subject to certain exceptions, before the Company issues any shares of the Company’s capital stock, including rights, options, warrants or securities convertible into, exercisable for or exchangeable into capital stock, to any person, the Company will be required to offer to eligible holders of shares of Common Stock the right to purchase such holder’s pro rata share of such securities.  An “eligible holder” is defined in the Certificate of Incorporation as a stockholder (together with its affiliates) that holds 5% or more of the Company’s outstanding Common Stock or capital stock into which any of the Common Stock may be converted.  The exceptions include securities issued or issuable: (a) to employees, directors or officers of the Company or any of its subsidiaries pursuant to an equity incentive plan or stock purchase plan or agreement on terms approved by the Company’s board of directors, (b) in connection with certain corporate transactions approved by the Company’s board of directors, (c) in connection with a stock split (or reverse stock split), subdivision, dividend or distribution in respect of the Company’s capital stock, (d) to the public pursuant to a registration statement or qualified indenture, (e) as acquisition consideration, and (f) as any right, option or warrant to acquire any such securities so excluded.

Related Person Transactions and Corporate Opportunities

The Certificate of Incorporation contains a waiver by stockholders of claims and causes of action that each might have for the conduct of certain activity that may give rise to certain conflicts of interest between the Company and the stockholders, their affiliates or directors appointed to the Company’s board of directors by the stockholders.  Pursuant to the agreement, the parties also agreed that stockholders, their affiliates or directors appointed to the Company’s board of directors by the stockholders do not have any obligation to present business opportunities to the Company except such opportunities that are specifically presented to any such stockholder or director for the Company’s benefit in such stockholder’s or director’s capacity as a stockholder or director of the Company.

Restrictions on Affiliate Transactions

Under the Certificate of Incorporation, subject to certain exceptions, the Company and certain of its subsidiaries are required to transact with their respective affiliates  on terms no less favorable to the Company or such subsidiary than would be a transaction obtained in a comparable arm's-length transaction.  Affiliate transactions of varying sizes will require disinterested board approvals, certifications or opinions according to their size.

Information Rights

The Certificate of Incorporation, subject to the stockholder agreeing to certain confidentiality restrictions, further entitles eligible holders to certain inspection rights and provides rights to receive annual, quarterly financial information from the Company and to request a telephonic information call in each quarterly or annual period.

The Certificate of Incorporation also entitles a stockholder owning at least 10% of the outstanding Common Stock to appoint a non-voting observer to the Company’s board of directors.  As of October 2, 2009, no such observers have been appointed.

Stockholder Voting and Amendments

As described below, both the Certificate of Incorporation and the By-laws contain certain provisions requiring a vote of stockholders holding greater than a majority of the shares of outstanding Common Stock.  These supermajority voting provisions and certain other provisions described below may have the effect of delaying, deferring or discouraging another party from acquiring control of the Company.

Board of Directors

Under the Certificate of Incorporation, a director may be removed from office as a director, but only for “cause” (as defined in the Certificate of Incorporation), by the affirmative vote of holders of at least 60% of the voting power of shares entitled to vote at an election of directors.

The By-laws require a stockholder proposing a director nominee to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such nomination.

Annual Meetings of Stockholders

The By-laws require a stockholder proposing business at an annual meeting of the Company stockholders to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such proposal.

 Amendment

The Certificate of Incorporation authorizes the Company’s board of directors to adopt, amend or repeal by-laws.  The By-laws provide that certain by-laws regarding special meetings, stockholder voting, number of directors and director voting may only be amended by the affirmative vote of either (x) holders of at least 60% of the voting power of shares entitled to vote at an election of the Company’s directors or (y) a two-thirds vote of the Company’s directors.

Delaware Law Regulating Corporate Takeovers

The provisions of Section 203 of the Delaware General Corporation Law regulate corporate takeovers by, in general, prohibiting a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions:  The Certificate of Incorporation contains a provision opting-out of Section 203 of the Delaware General Corporation Law, and, accordingly, the Company is not subject to this provision.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer